UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2010

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 31, 2010, Allergan, Inc. and its affiliates Allergan Sales, LLC and Allergan USA, Inc. (together, “Allergan”) and Serenity Pharmaceuticals LLC (“Serenity”), entered into a License, Transfer, and Development Agreement (the “Agreement”) for the development and commercialization of Ser-120, a nasally administered low dosage formulation of desmopressin currently in Phase III clinical trials for the treatment of nocturia. Nocturia is a common yet often under-diagnosed urological disorder in adults characterized by frequent urination at night time. Under the Agreement, Allergan will receive an exclusive worldwide license to develop, manufacture and commercialize Ser-120 for all potential indications except, under certain circumstances, primary nocturnal enuresis (pediatric bedwetting), which may remain with Serenity. Allergan will make a $43 million upfront payment to Serenity, potential development and regulatory milestone payments of up to $122 million, as well as potential sales milestone payments and royalties on worldwide sales. Serenity will initially be responsible for supplying the product necessary for development and commercial sale after regulatory approval, subject to Allergan’s rights to assume manufacturing.

The foregoing description of the Agreement is qualified in its entirety by the terms of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by this reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	License, Transfer, and Development Agreement, dated as of March 31, 2010, among Serenity Pharmaceuticals LLC, Allergan Sales, LLC, Allergan USA, Inc. and Allergan, Inc.

*	Confidential treatment has been requested with respect to the omitted portions of this Exhibit, which portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date:	April 1, 2010	By:	/s/ Matthew J. Maletta
		Name:	Matthew J. Maletta
		Title:	Vice President,
Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit	Description of Exhibit
10.1*	License, Transfer, and Development Agreement, dated as of March 31, 2010, among Serenity Pharmaceuticals LLC, Allergan Sales, LLC, Allergan USA, Inc. and Allergan, Inc.

*	Confidential treatment has been requested with respect to the omitted portions of this Exhibit, which portions have been filed separately with the Securities and Exchange Commission.